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                                                                    EXHIBIT 10.5

                                                                  Execution Copy

                             EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT dated as of October 1, 1996 by and between (i) VAIL RESORTS, INC., a Delaware corporation ("Resorts"), and VAIL ASSOCIATES, INC., a Colorado corporation and a wholly-owned subsidiary of Resorts ("Associates" and, together with Resorts, "Vail"), and (ii) ANDREW P. DALY (hereinafter referred to as "Daly").

                                   RECITALS

        1. Vail desires to employ Daly to render services to it for the period and upon the terms and conditions provided for in this Agreement; and

        2. Daly wishes to serve in the employ of Vail for its benefit for the period and upon the terms and conditions provided for in this Agreement.

                                   COVENANTS

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Employment.
           ----------

        (a) Vail hereby employs Daly to serve as President of Resorts and President and Chief Executive Officer of Associates on the terms and conditions set forth herein. In such capacities, Daly shall have the responsibilities normally associated with such positions, subject to the supervision and control of the Board of Directors and chief executive officer of Resorts.

        (b) Daly accepts employment by Vail and agrees that, during the term of his employment, he will devote substantially all his time and best efforts to the performance of his duties hereunder, which duties shall be performed in an efficient and competent manner and to the best of his ability. Daly further agrees that, during the term of this Agreement, he will not, without the prior written consent of the Board of Directors of Resorts, directly or indirectly engage in any manner in any business or other endeavor, either as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of his personal services. This restriction will not preclude Daly from having passive investments, and devoting reasonable time to the supervision thereof (so long as such does not interfere with Daly's obligations hereunder), in any business or enterprise which is not in competition with any business or enterprise of Vail or any of its subsidiaries or affiliates (collectively the "Companies").
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        2. Compensation.
           ------------

        For all services rendered by Daly to or on behalf of Vail and the Companies, Associates shall pay to Daly, subject to any and all withholdings and deductions required by law, the following compensation in accordance with the normal payroll practices of Associates:

        (a) Base Salary. Daly shall receive regular compensation at the initial
            -----------
rate of Three Hundred Fifty Thousand Dollars ($350,000) per year, subject to increase as provided in the following sentence (the "Base Salary"). Daly's Base Salary shall be reviewed annually by the Board of Directors of Resorts, but any increases in such Base Salary shall be at the discretion of the Board of Directors and Daly acknowledges that the Board is not obligated to make any increases. Daly's Base Salary shall not be lowered from its highest amount during the term of this Agreement without his consent.

        (b) Bonuses, etc. Daly shall also be considered annually for bonuses,
            ------------
deferred compensation, and/or stock options based upon his performance in light of objectives established by the Board of Directors of Resorts, it being understood that any such awards are at the discretion of the Board of Directors. Without limiting the generality of the foregoing, Daly shall be eligible to participate in (i) the Long-Term Incentive Plan of Associates (the "LTIP"), and (ii) any other bonus, incentive, deferred compensation and fringe benefit plans as Vail shall make generally available to other employees in senior management positions in accordance with the terms of the relevant contracts, policies or plans providing such benefits, specifically including health and dental insurance, any deferred incentive compensation plan and any discretionary annual bonus plan, all on such terms as the Board may determine. Daly's annual target bonus under the LTIP shall be 40% of his Base Salary; provided, however, that such target shall not create any obligation on the part of Vail to declare any bonus to Daly in any amount or otherwise alter the discretionary nature of the LTIP. If any such compensation or benefits are paid or made available, it shall be at such time or times as the Board shall determine, based upon such factors, if any, as the Board may establish.

        (c) Insurance. Daly shall also receive, at Vail's expense, long-term
            ---------
disability insurance which provides a benefit equal to 75% of Base Salary through the end of the term of this Agreement, and term life insurance which provides a death benefit of at least Three Million Dollars ($3,000,000), subject in each case to the applicable underwriting limitations of such programs.

        (d) Expense Reimbursement; Country Club. Daly shall also be reimbursed
            -----------------------------------
for reasonable dues and assessments for business and service interests of Vail. Daly shall have a travel and entertainment budget which is reasonable in light of his position and responsibilities and shall be reimbursed for all reasonable travel and entertainment expenses incurred by him thereunder upon submission of appropriate documentation thereof. Vail will reimburse Daly for 50% of the cost of his membership in Eagle Springs Country Club, which reimbursement shall

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be payable in equal monthly installments during the first 36 months of the term of this Agreement.

        (e) Loan Repayment. The maturity date of Daly's $300,000 loan from
            --------------
Associates is hereby extended to October 1, l999 or, if earlier, the first anniversary of the date on which this Agreement is terminated for any reason other than (i) by Vail without "cause" or (ii) by Daly for "good reason" (in either case as defined below).

        3.  Term and Termination.
            --------------------

        (a) Term and Renewal. The Effective Date of this Agreement shall be
            ----------------
October 1, 1996. Unless terminated earlier, as hereinafter provided, the term of this Agreement shall be for the period commencing with the Effective Date and continuing through October 1, 1999; provided, however, that unless either Vail or Daly gives written notice of non-renewal to the other not less than 120 days prior to the then-current scheduled expiration date, this Agreement shall be automatically renewed for successive one-year periods.

        (b) Termination for Cause. Vail, acting through the Board of Directors
            ---------------------
of Resorts, may terminate this Agreement at any time for "cause" by giving Daly written notice specifying the effective date of such termination and the circumstances constituting such cause. For purposes of this Agreement, "cause" shall mean (i) any conduct involving dishonesty, disloyalty or the unauthorized disclosure of confidential information or trade secrets which has a material detrimental impact on the reputation, goodwill or business position of Vail or any of the Companies; (ii) gross obstruction of business operations or illegal or disreputable conduct by Daly which materially impairs the reputation, goodwill or business position of Vail or any of the Companies, including acts of unlawful sexual harassment; or (iii) any action involving a material breach of the terms of the Agreement including, after 15 days' written notice and opportunity to cure to the Board's satisfaction, inattention to or neglect of duties. In the event of a termination for cause, Daly shall be entitled to receive his then-current Base Salary through the date of such termination.

        (c) Termination Without Cause or Non-Renewal. Vail may terminate this
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Agreement at any time without cause, by giving Daly written notice specifying the effective date of such termination. In the event of a termination without cause, or if Vail gives notice of non-renewal of this Agreement as provided in
Section 3(a), Daly shall be entitled to receive (i) his then-current Base Salary through the date of such termination or non-renewal, (ii) in the event that the applicable performance targets for the year are achieved, a pro-rated bonus for the portion of the year in which such termination or non-renewal occurs, which prorated bonus shall be payable in the same form and at the same time as bonus payments are made to senior executives generally, and (iii) continuation of his then-current Base Salary through the first anniversary of the date of termination or non-renewal. Notwithstanding the foregoing, should Vail and Daly mutually agree to waive Daly's compliance with the provisions of Section 4 hereof within 60 days of such termination or expiration, then Daly shall be under an obligation to mitigate

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damages by seeking other employment and the Base Salary continuation shall be reduced by compensation received by Daly from other employment or self-employment following such waiver.

        (d) Termination By Daly.
            -------------------

        (1) Daly shall be entitled to terminate this Agreement at any time for "good reason" by giving Vail not less than ninety (90) days prior written notice. For purposes of this Agreement, "good reason" shall mean (i) Vail shall breach its obligations hereunder in any material respect and shall fail to cure such breach within 60 days following written notice thereof from Daly, (ii) Vail shall cease to operate a major ski resort in Colorado, (iii) Vail shall effect a material change in Daly's reporting responsibilities, titles, offices or duties as in effect immediately prior to such change, or shall remove Daly from, or fail to re-elect Daly to, any of such positions, which in either case shall have the effect of materially reducing the responsibility or authority of Daly as President of Resorts and President and Chief Executive Officer of Associates, or shall otherwise be materially inconsistent with the responsibility, authority or duties normally associated with such positions, or
(iv) during the first 12 months of the term of this Agreement, Daly shall determine in good faith that he is unable to develop or maintain a satisfactory working relationship with the chief executive officer of Resorts. In such event, Daly shall be entitled to receive (i) his then-current Base Salary through the date of such termination, (ii) in the event that the applicable performance targets for the year are achieved, a pro-rated bonus for the portion of the year in which such termination occurs, which pro-rated bonus shall be payable in the same form and at the same time as bonus payments are made to senior executives generally, and (iii) continuation of his then-current Base Salary through the first anniversary of the date of such termination.

        (2) Daly may also terminate this Agreement at any time without good reason by giving Vail at least one hundred twenty (120) days prior written notice. In such event, Daly shall be entitled to receive his then-current Base Salary through the date of termination.

    (e) Termination Due To Disability. In the event that Daly becomes
        -----------------------------
permanently disabled (as determined by the Board of Directors of Resorts in good faith), Vail shall have the right to terminate this Agreement upon written notice to Daly; provided, however, that Daly shall be entitled to receive (i) his then-current Base Salary through the date of such termination, and (ii) continuation of his then-current Base Salary through the earlier of (x) the scheduled expiration date of this Agreement (but in no event less than 12 months from the date of disability) or (y) the date on which his long-term disability insurance payments commence.

    (f) Termination Due To Death. This Agreement shall be deemed automatically
        ------------------------
terminated upon the death of Daly. In such event, Daly's personal representative shall be entitled to receive (i) his then-current Base Salary through such date of termination, and (ii) in the event that the applicable performance targets for the year are achieved, a pro-rated bonus for the portion of the year in which such termination occurs, which pro-rated bonus shall be

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payable in the same form and at the same time as bonus payments are made to senior executives generally. In addition, Vail shall continue to provide such health, dental or other medical insurance coverage to Daly's surviving spouse and dependents at Vail's expense as is made available to spouses and dependents of other employees in similar positions through the first anniversary of such termination.

    (g) Change in Control. Notwithstanding the above, in the event that at any
        -----------------
time after a change in control of Vail (i) this Agreement is terminated by Vail without cause, (ii) this Agreement is terminated by Daly for good reason, or
(iii) Vail gives notice of non-renewal of this Agreement, then in any such case Daly shall be entitled to receive (i) his then-current Base Salary through the date of such termination or non-renewal, (ii) in the event that the applicable performance targets for the year are achieved, a pro-rated bonus for the portion of the year in which such termination occurs, which pro-rated bonus shall be payable in the same form and at the same time as bonus payments are made to senior executives generally, and (iii) continuation of his then-current Base Salary for a period of 18 months from the date of termination or nonrenewal. For purposes of this Agreement, a change in control" shall mean the acquisition by any person or group of affiliated persons (other than Apollo Ski Partners, L.P. and its affiliates) of equity securities of Resorts or Associates representing either a majority of the combined ordinary voting power of all outstanding voting securities of Resorts or Associates or a majority of the common equity interest in Resorts or Associates.

    (h) Other Benefits. During any period in which Daly is entitled to Base
        --------------
Salary continuation following termination or expiration of this Agreement under the terms of this Section 3, Daly shall also be entitled to continuation of then-current health, dental and other insurance benefits for Daly and his dependents at Vail's expense. Except as expressly set forth in this Section 3, Daly shall not be entitled to receive any compensation or other benefits in connection with termination of his employment; provided, however, that termination of Daly's employment hereunder shall not affect his right to receive deferred compensation earned prior to such termination (which amounts shall be payable at Vail's option either in a lump sum within 30 days of termination or in accordance with the terms of the applicable plan) or his rights to vested retirement benefits in accordance with the terms of the applicable plan. Notwithstanding the foregoing, all deferred compensation shall be forfeited by Daly in the event of termination of employment pursuant to
Section 3(b) or Section 3(d)(2) of this Agreement.

      (i) Payment of Salary Continuation. Payment of Base Salary following
          ------------------------------
termination of this Agreement as required by this Section 3 shall be made in accordance with Associates' normal payroll practices; provided, however, that in the event of a breach by Daly of the provisions of Sections 4 through 7, Vail shall be entitled to cease all such payments. No termination of this Agreement shall affect any of the rights and obligations of the parties hereto under Sections 4 through 7, but such rights and obligations shall survive such termination in accordance with the terms of such Sections.

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        4.  Non Competition.
            ---------------

        The provisions of this Section 4 shall apply for a period of one (1) year beginning with the date of the termination of Daly's employment with Vail for any reason. During such period, Daly will not, without the prior written consent of the Board, directly or indirectly, become associated, either as owner, employee, officer, director, independent contractor, agent, partner, advisor or in any other capacity calling for the rendition of personal services, with any individual, partnership, corporation, or other organization (i) in Eagle County, Colorado whose business or enterprise is competitive in any way with any of the businesses or enterprises of Vail and/or the Companies or (ii) in the states of Colorado and Utah whose business or enterprise is alpine or nordic ski area operation; provided, however, that the foregoing shall not preclude Daly from having passive investments in less than five percent (5%) of the outstanding capital stock of a competitive corporation which is listed on a national securities exchange or regularly traded in the over-the-counter market or which have been approved in writing by the Board.

        (c) If, for any reason, any portion of this covenant shall be held to be unenforceable it shall be deemed to be reformed so that it is enforceable to the maximum extent permitted by law.

        5.  Document Return; Resignations.
            -----------------------------

        Upon termination of Daly's employment with Vail for any reason, Daly agrees that he shall promptly surrender to Vail or the Companies all letters, papers, documents, instruments, records, books, products, and any other materials owned by Vail or the Companies or used by Daly in the performance of his duties under this Agreement. Additionally, upon termination of Daly's employment with Vail for any reason, Daly agrees to immediately resign from, and execute appropriate resignation letters relating to, all management or Board positions he may have by reason of his employment or involvement with Vail, specifically including but not limited to Vail, any of the Companies, the Beaver Creek Resort Company of Colorado and the various condominium associations in which Daly serves at the direction of Vail (the "Associations").

        6.  Confidentiality.
            ---------------

        During the term of this Agreement, and at all times following the termination of Daly's employment with Vail for any reason, Daly shall not disclose, directly or indirectly, to any person, firm or entity, or any officer, director, stockholder, partner, associate, employee, agent or representative thereof, any confidential information or trade secrets of Vail or any of the Companies, the Beaver Creek Resort Company of Colorado or the Associations.

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        7.  Nondisparagement.
            ----------------

        For a period of five (5) years following the termination of Daly's employment with Vail for any reason, Daly agrees that he shall not make any statements disparaging of Vail or the Companies, the Board, and the officers, directors, stockholders, or employees of Vail or the Companies, the Beaver Creek Resort Company of Colorado or the Associations. Vail shall similarly not disparage Daly following such termination, it being understood that, subject to the terms of this Section 7, Vail and Daly, as appropriate, may respond truthfully to inquiries from prospective employers of Daly, the press and other relevant parties.

        8.  Injunctive Relief.
            -----------------

        The parties acknowledge that the remedy at law for any violation or threatened violation of this Agreement will be inadequate and that, accordingly, either party shall be entitled to injunctive relief in the event of such a violation or threatened violation without being required to post bond or other surety. The above stated remedies shall be in addition to, and not in limitation of, any other rights or remedies to which either party is or may be entitled at law, in equity, or under this Agreement.

        9.  Non-Assignability.
            -----------------

        It is understood that this Employment Agreement has been entered into personally by the parties. Neither party shall have the right to assign, transfer, encumber or dispose of any duties, rights or payments due hereunder, which duties, rights and payments with respect hereto are expressly declared to be non-assignable and non-transferable, being based upon the personal services of Daly, and any attempted assignment or transfer shall be null and void and without binding effect on either party; provided, however, that, subject to Daly's rights under Section 3(g) hereof, Vail may assign this Agreement to any affiliate or to any successor corporation.

        10.  Complete Agreement.
             ------------------

        This Agreement constitutes the full understanding and entire employment agreement of the parties, and supersedes and is in lieu of any and all other understandings or agreements between Vail and Daly. Nothing herein is intended to limit any rights or duties Daly has under the terms of any applicable option, incentive or other similar agreements.

        11.  Arbitration.
             -----------

        Any controversy or claim arising out of or in relation to this Agreement or any breach thereof shall be settled by arbitration in Vail, Colorado in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (hereinafter "AAA Rules") before a panel of three arbitrators, one of whom shall be selected by Vail, the second of whom shall be selected by Daly and the third of whom shall be selected by the other two

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arbitrators; provided, however, that to the extent that any of the AAA Rules or any portion thereof is inconsistent with the provisions of this Section 11, the provisions of this Section shall govern. If for any reason the AAA Rules cannot be followed or if any one of the parties fails or refuses to select an arbitrator within thirty (30) days after the time of notification of demand for arbitration by the other, or if the arbitrators selected by the parties to this Agreement cannot agree on the selection of a third arbitrator within thirty
(30) days after such time as Vail and Daly have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the Chief Judge of the Fifth Judicial District or, if that officer fails or refuses to make an appointment, by the President of the Colorado Bar Association. In the event that any controversy or claim is submitted for arbitration hereunder relating to the failure or refusal by Vail or Daly to perform in full all of its obligations hereunder, Vail or Daly, as applicable, shall have the burden of proof (as to both production of evidence and persuasion) with respect to the justification for such failure or refusal. Any award entered by the arbitrators shall be final, binding and non-appealable, and judgment may be entered thereon by any party in accordance with the applicable law in any court of competent jurisdiction. The arbitrators shall award the prevailing party its reasonable attorneys' fees and costs. The arbitrators shall not have the power to direct equitable relief.

        12.  Amendments.
             ----------

        Any amendment to this Agreement shall be made only in writing and signed by each of the parties hereto.

        13.  Governing Law.
             -------------

        The internal laws of the State of Colorado law shall govern the construction and enforcement of this Agreement.

        14.  Notices.
             -------

        Any notice required or authorized hereunder shall be deemed delivered with deposited, postage prepaid, in the United States mail, certified, with return receipt requested, addressed to the parties as follows:

        Andrew P. Daly
        P.O. Box 1514
        Vail, Colorado 81658

        Vail Resorts, Inc.
        Vail Associates, Inc.
        P.O. Box 7
        Vail, Colorado 81658
        Attn: General Counsel

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of October, 1996.


                                        EMPLOYER:

                                        VAIL RESORTS, INC.


                                        By:
                                           ----------------------


                                        VAIL ASSOCIATES, INC.


                                        By:
                                           ----------------------


                                        EXECUTIVE:


                                        /s/ Andrew P. Daly
                                        -------------------------
                                             Andrew P. Daly

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